                                                                  EXHIBIT 23.3

The Board of Directors
PHH Corporation:

We consent to the incorporation by reference in this Registration Statement of Cendant Corporation on Form S-3 of our report dated April 30, 1997, with respect to the consolidated balance sheet of PHH Corporation and subsidiaries (the "Company") at December 31, 1996 and the related consolidated statements of income, shareholders' equity, and cash flows for the years ended
December 31, 1996 and January 31, 1996, before the restatement related to the merger of Cendant Corporation's relocation business with the Company and reclassifications to conform to the presentation used by Cendant Corporation, which report appears in the Annual Report on Form 10-K of Cendant Corporation for the year ended December 31, 1997, which is incorporated by reference in this Registration Statement. We also consent to the reference to our firm under the heading "Experts" in this Registration Statement.


                                                 /s/ KPMG Peat Marwick LLP
                                                 KPMG Peat Marwick LLP

Baltimore, Maryland
March 30, 1998